Special Committee Discussion Materials 17 January 2005 Project Alphabet NOTE: THIS DOCUMENT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. PORTIONS OF THIS DOCUMENT FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED HAVE BEEN REDACTED AND ARE MARKED HEREIN BY "***". SUCH REDACTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO THE CONFIDENTIAL TREATMENT REQUEST.

Table of Contents Project Alphabet Section 1 Transaction Summary Section 2 U Company Section 3 L Company Section 4 Transaction Analysis Section 5 Precedent Transaction Analysis Appendix A U Supplemental Materials Appendix B L Supplemental Materials

Project Alphabet Section 1 Transaction Summary

Transaction Summary Summary of Proposed Transaction Project Alphabet Notes Assumes 794MM FDSO U shares, $3.2Bn net debt, $1.0Bn unconsolidated assets and 2005E EBITDA of $1,146MM per U management and $1,120MM per Wall Street research. EBITDA estimates adjusted for current spot rate Based on current L share price 1

Transaction Summary Rationale for Transaction Project Alphabet 2 Combined Perspective Creation of global scale Creation of a more liquid stock with significantly larger float ($12Bn market capitalization assuming current L share price) Clarification of corporate opportunity - single stock, message, strategy Enhanced position with vendors, manufacturers and content providers Enhanced growth potential given stronger position to pursue distribution, consolidation and content investment opportunities Reduction in future financing costs Significant synergies from combination of Chilean assets Structural simplification Elimination of cost associated with two public companies U Perspective Better ability to pursue European consolidation given additional cash, stronger balance sheet position, and larger float / liquidity of stock Results in additional de-leveraging without transaction costs / discounts Opportunity to invest in well positioned Japanese distribution and content assets at an attractive price Elimination of controlling stake / Increased alignment with JM U minority shareholders' approximate 9% vote in U increases to approximately 25% in NewCo U CEO will continue as NewCo CEO L Perspective Simplification of corporate structure Reduction / Elimination of HoldCo discount on U stake Elimination of public market speculation regarding L's interest in U Near-term potential utilization of U capital losses Clarifies intentions with regard to usage of approximately $2Bn of cash and equivalents

Transaction Summary U / L Exchange Ratio Analysis Since L Spin-Off Project Alphabet 3 Source FactSet U / L Exchange Ratio x Spot 5 Day 10 Day 20 Day Offer 0.2155x is above the exchange ratio observed on 135 of 158 trading days between L's spin-off and 1/14/05 (85%)

Project Alphabet Section 2 U Company

Project Alphabet

U Company

U Historical Share Price Performance

LTM

LTM Trading Statistics (MM, except per share)	
Current (01/14/05)	$9.64
LTM % Change	(9.1%)
LTM High	$10.60
LTM Low	$6.00
1 Month Avg.	$9.40
3 Month Avg.	$8.49
6 Month Avg.	$7.66
Avg. Daily Trading Volume	1.64
Avg. Daily Trading Value	$13.4

U - Last 3 Years



$
Volume (MM)
12
10
8
6
4
2
0
14
12
10
8
6
4
2
0
17-Jan-02
28-Mar-03
7-Jun-04
Volume
Price

Source FactSet

U



$
Volume (MM)
12
10
8
6
4
2
0
18
15
12
9
6
3
0
2/13/04: Announces rights offering substantially oversubscribed
11/30/04: Announces acquisition of part of Canal+ premium sports/movie programming business in Netherlands
12/20/04: Announces acquisition of L's indirect interests in Telenet and Chorus
12/22/04: Acquires Telemach from EMP Europe for 74MM euros
3/31/04: Announces Euro 500MM convertible senior note offering
7/7/04: Completes acquisition of Noos
11/9/04: Announces 3Q04 results
12/12/04: Day prior to initial discussions between L and U Special Committee
6/29/04: Refinances more than 1Bn euros of their European credit facility
10/26/04: Chilean regulators approve potential combination of U's VTR unit and Metropolis
5/10/04: Announces 1Q04 results
3/15/04: Reports year-end 2003 results and signs Noos purchase agreement
8/9/04: Announces 2Q04 results
11/12/04: L has earnings conference call
20-Jan-04
10-Mar-04
29-Apr-04
21-Jun-04
10-Aug-04
29-Sep-04
17-Nov-04
7-Jan-05
Volume
Price

Source FactSet

Morgan Stanley

4

U Company Indexed Share Price Performance LTM Project Alphabet 5 Source FactSet Relative Share Price Performance % S&P 500: +4.0% U: (9.1%) NTL: (0.6%) Cablevision: (9.9%) Comcast: (5.8%) € / $: +4.2%

Last Two Years Volume (000s) % Public Float (3): 10.3% 9.2% 75.4% 58.8% 9.7% Cumulative: 10.3% 19.5% 94.9% 153.7% 163.4% U Company U Stock Basis Analysis(1)(2) Project Alphabet Source FactSet 6 Notes Basis data calculated by multiplying daily volume by average of daily high and low As of January 14, 2005. Volume adjusted to account for NASDAQ double-counting Assumes public float of 370MM shares LTM Volume (000s) Source Facstet % Public Float (3): 0.3% 18.0% 34.7% 29.2% 20.1% 9.7% Cumulative: 0.3% 18.3% 53.0% 82.2% 102.3% 112.0%

U Company U Consolidated Financials Per Management Budget Project Alphabet Historical and projected financials converted at the following exchange rates ($/€): 2002: 0.95 2003: 1.14 2004: 1.23 2005: 1.23 Adj. 2005: 1.31 7 Source Management Budget Source Management Budget Source Management Budget Source Management Budget 2002A - 2005E Revenue $MM 2002A - 2005E EBITDA $MM % Margin: 19.5% 33.2% 35.8% 34.0% 2002A - 2005E Free Cash Flow $MM 2002A - 2005E Net Debt / EBITDA x

Project Alphabet

U Company

U Valuation Summary

Indicative Valuation Range

U Equity Value per Share


Stock Consideration Implied Share Price as of 1/14/05: $9.42
LTM Share Price
$6.00
$10.60
PV of Research Price Targets (1)
$9.70
$13.88
Comparable Company Analysis (2) - Budget
$8.17
$9.53
Comparable Company Analysis (3) –Adj. Budget
$8.82
$10.27
DCF Analysis (4)
Adjusted Case
$9.58
$12.05
Derived from Mgmt. Guidance
$12.83
$15.89
$5
$7
$9
$11
$13
$15
$17
Cash Consideration of: $9.58

Notes
1. Research price targets discounted to January 14, 2005 at estimated 10.0% cost of equity. Represents price targets of 5 firms
2. Represents 8.0 – 9.0x '05E EBITDA of $1,084MM per Company budget. Assumes 794MM fully diluted shares outstanding and net debt of $3.2Bn including minority interest of $101MM per U year end estimate and 9/30/04 10-Q. Adjusted to reflect $1.0Bn in Unconsolidated Assets
3. Represents 8.0 – 9.0x '05 EBITDA of $1,146MM (management budget converted at current spot rate of 1.31$/€). Assumes 794MM fully diluted shares outstanding and net debt of $3.2Bn including minority interest of $101MM per U year end estimate and 9/30/04 10-Q. Adjusted to reflect $1.0Bn in Unconsolidated Assets
4. Assumes 5-year DCF valued as of 12/31/04. Assumes 8.0% - 10.0% WACC and 7.5 - 8.5x 2010E Terminal EBITDA forward multiple (implied perpetual growth rate of FCF of 3.6%-4.9% in adjusted case; 1.0%-1.9% for management case). Assumes no taxes paid

Morgan Stanley

8

U Company U Valuation Matrix Project Alphabet Notes Based on 794MM U FDSO Based on Net Debt of $3,163MM (Total Debt of $4,419MM, Minority Interest of $101MM, Cash of $1,246MM, and short-term investments of $112MM) and non- consolidated assets totaling $1.0Bn (includes Austar, SBS, Telenet, TKP, Melita, Iberian Programming, MGM L.A., and Jundia Brazil) Wall Street average includes research from Morgan Stanley, Stifel, Nicolaus, IRG, and Janco Partners Adjusted for current spot exchange rate of 1.31$ / € Adjusted Equity Value excludes Unconsolidated Assets 2005E LFCF adjusted to account for one-time CapEx expense 9 : Implied U share price based on offered exchange ratio and L's share price as of 1/14/05

U Company U Unconsolidated Assets Project Alphabet 10

U Company U DCF Analysis Project Alphabet 11

Project Alphabet Section 3 L Company

Project Alphabet

L Company

Overview of L

Illustrative Value Breakdown


U
50%
Cash
20%
J-COM
15%
JPC
5%
Other
10%

Company Overview

- Previously integrated within L Media Corporation, L is a holding company owning interests in broadband distribution and content companies operating primarily in Europe, Asia, and Latin America
  - Spun off from L Media Corporation in June 2004
- Currently the largest cable television operator outside the United States and the 2nd largest in the world
- Key Strategic Assets / Stakes
  - Publicly Traded Assets: U and The Wireless Group
  - Private Assets: Jupiter Communications (J-COM), Jupiter Programming (JPC), Liberty Cablevision of Puerto Rico, Metropolis-Intercom, Pramer and Torneos y Competencias
  - Approximately $2Bn of cash and equivalents

Executive Officers

- John Malone, *Chief Executive Officer, President*
- Miranda Curtis, *Senior VP, Director*
- Bernard Dvorak, *Senior VP, Controller, Director*
- Graham Hollis, *Senior VP, Treasurer, Director*
- David Koff, *Senior VP*

Source Company Website, News Releases

Key Events

- 12/20/04 – U acquires L's indirect interests in Telenet Group Holding N.V. and Chorus Communications
- 12/13/04 – Announces that L Series A Common Stock will become a component of the NASDAQ 100-index, beginning Dec. 20, 2004
- 11/30/04 – Announces the formation of a media holding company with Sumitomo Corporation that will hold each party's stake in J-COM
- 10/25/04 – Announces an agreement to purchase preferred and common equity in a subsidiary of Cable Partners Europe, Callahan Associates Holdings Belgium
- 8/23/04 – Completes $750MM rights offering
- 6/4/04 – Announces rights offering
- 5/24/04 – L Corporation announces that the record date for the L spin-off will be June 1, 2004
- 3/15/04 – L Corporation announces plans to spin-off its international business to create L

Source L Press Releases

Board of Directors

- John C. Malone, CEO, Chairman of the Board
- Robert R. Bennett, President of Liberty Media
- Donne F. Fisher, Former President of Fisher Capital Partners, Ltd
- David E. Rapley, Former Executive VP of Engineering of VECO Corp.
- M. LaVoy Robison, Former executive director and board member of The Anschutz Foundation
- Larry E. Romrell, Former Executive VP of TCI
- J. David Wargo, Former President of Wargo & Company, Inc.

Source L Prospectus

Morgan Stanley

12

L Company L Historical Share Price Performance Since Spin-off Project Alphabet 13 Source FactSet L $ Volume (MM) 11/12/04: L announces earnings release and year end 2004 guidance 11/30/04: L announces formation of Super Media Holding Company with Sumitomo by contributing their respective J-COM shares 12/6/04: L buys back $128MM of its shares (3MM Class A stock) from Comcast 12/21/04: L receives $408MM in cash from J-COM in full satisfaction of all shareholder loans due to L 6/4/04: L announces Rights Offering 8/16/04: L announces 2Q04 results 8/23/04: L completes $750MM Rights Offering 12/20/04: L announces sale of Telenet and Chorus to U 12/13/04: L added to NASDAQ 100

L Company Indexed Share Price Performance Since L Spin-off Project Alphabet 14 Source FactSet Relative Share Price Performance % S&P 500: +5.3% L: +13.8% NTL: +10.8% Cablevision: +13.5% U: +29.4% Comcast: +16.6%

Project Alphabet

L Company

Summary L Valuation Analysis

– **HoldCo discount is widely acknowledged by research community and confirmed by Morgan Stanley analysis**

Valuation Methodology	Illustrative Value ($MM)					
	Low					
Asset		Total	Per Share		Total	Per Share
L Cash with Pro Forma Ajustments at 9/30/04 [1]		$1,774	$9.98		$1,774	$9.98
J-COM (9.0x-10.0x '05E EBITDA Multiple) [2]		***	***		***	***
JPC (12.0x-14.0x '05E EBITDA Multiple) [3]		***	***		***	***
Other Assets [4]		***	***		***	***
Sub-Total Assets (excl. U):		***$4,598***	**$25.87**		***$5,001***	**28.14**
Value of U [5]:		***$4,085***	**$22.99**		***$4,085***	**$22.99**
Implied L Share Price [6]		*$48.86*			*$51.13*	
% Premium / (Discount) to Current: [7]		*11.8%*			*17.0%*	
Illustrative HoldCo Discount:	*10%*	*15%*	*20%*	*10%*	*15%*	*20%*
Adjusted Value of U:	**$3,677**	**$3,472**	**$3,268**	**$3,677**	**$3,472**	**$3,268**
Equity Value of L:	**$8,275**	**$8,070**	**$7,866**	**$8,678**	**$8,474**	**$8,269**
Implied L Share Price [6]	*$46.56*	*$45.41*	*$44.26*	*$48.83*	*$47.68*	*$46.53*
% Premium / (Discount) to Current: [7]	*6.6%*	*3.9%*	*1.3%*	*11.8%*	*9.1%*	*6.5%*

Notes
1. Includes L-only cash
2. Based on J-COM 2005E EBITDA of $***, Net Debt of $2,244MM, 20% minority interest and 45.4% L interest
3. Based on JPC 2005E EBITDA of $***, Net Debt of ($3.0)MM, 28% Minority Interest, and 50% L Interest
4. Includes other public assets (NewsCorp, The Wireless Group, ABC Family Worldwide) and other private assets (Chofu, Mediatti, Liberty Cablevision of P.R., Pramer, Metropois-Intercom S.A., Torneos Competencias, Premium Movie Partnership)
5. Based on U share price of $9.64 and 424MM shares held by L as of 1/14/05
6. Based on 178MM L shares outstanding
7. Based on L share price of $43.69 as of 1/14/05

Morgan Stanley

15

L Company Analysis of Other Assets Project Alphabet 16 Note Market values as of 1/14/05 Valuation Methodology IllustrativeValue ($MM) Low High Asset Methodology Comments Total Per Share Total Per Share Public Assets (1) NewsCorp Current Price/Sale Price - A/T Proceeds at 37% Taxes $48 $0.27 $48 $0.27 The Wireless Group Current Price/Sale Price - A/T Proceeds at 37% Taxes 26 0.15 26 0.15 ABC Family Worldwide Book Value - $407MM Carrying Value less 20% Discount 325 1.83 325 1.83 Total Other Public Assets: $399 $2.25 *** $2.25 Private Assets Chofu Per Sub - $3000 / sub (56K subs), 31% Interest *** *** *** *** Mediatti Per Sub - $2500 / sub (86K subs), 43% Interest *** *** *** *** Liberty Cablevision of PR EBITDA Mult. - 8.5x - 9.5x multiple, $27MM '04E EBITDA, $112MM Net Debt, 100% Interest *** *** *** *** Pramer EBITDA Mult. - 8.0x-11.0x multiple, $5MM 2005E EBITDA, $5MM Net Debt, 100% Interest *** *** *** *** Metropolis-Intercom S.A. EBITDA Mult. - 10.0x-12.0x multiple, $11MM 2005E EBITDA, $55MM Net Debt, 50% Interest *** *** *** *** Torneos Competencias EBITDA Mult. - 4x multiple, $15MM 2005E EBITDA, $2.6MM Net Debt, 40% Interest *** *** *** *** Total Other Private Assets *** *** *** *** Total Other Assets: *** *** *** ***

Project Alphabet

L Company

Overview of Jupiter Communications (J-COM)

- Largest MSO in Japan, with over 5x as many subscribing households as #2 player
- 1.8MM households and 3.0MM Revenue Generating Units (RGUs)
- J-Com Ownership:
  - L: 45.4%
  - Sumitomo Corp.: 32.1%
  - Microsoft: 19.5%
  - Mitsui: 1.5%
  - Matsushita Electrical Industrial Co.: 1.5%


Broadband

Summary

- J-COM Broadband provides cable television, high-speed Internet access and telephony services to customers in the Hokkaido, Kanto, Kansai, and Kyushu regions of Japan
- Competitive Strengths:
  - Largest MSO in Japan
  - Large addressable market with attractive demographics
    - One of the world's largest economies, with ¥499 trillion (approximately $4.8Bn) GDP in 2003
    - GDP per capita of $34K (versus $37K in U.S.)
    - Population density of ≈342 people per square kilometer
  - Market leader in providing bundled services
  - Strong local presence
  - Opportunity to convert approximately 3MM retransmission customers to paying households
  - Leader in HD distribution
  - 100% upgraded arial plant broadband network
- Financial Highlights:
  - EBITDA, net income and free cash flow positive
  - EBITDA margins approaching 40% in 3Q 2004
  - Achieved an increase of ARPU and a decrease of churn rate in 3Q04 by increasing RGUs per household and introduction of new services including digital and 30MBps high-speed Internet

Source L

Company History

- **Jan 1995:** Established as a joint venture between Sumitomo Corporation and Tele-Communications International, Inc (currently L)
- **Jul 1997:** Launched telephony service in J-COM Tokyo
- **Jan 1999:** Launched high-speed Internet access in J-COM Kansai (Osaka)
- **Sept 1999:** Invested in @Home Japan (currently @NetHome)
- **Sept 2000:** Acquired Titus Communications
- **Nov 2000:** Filed S-1 IPO Registration Statement (later withdrawn)
- **Jul 2001:** Launched BS Digital service in all franchises areas
- **Nov 2002:** Started test of VoIP service in Urayasu
- **Sep 2003:** Launched 30Mbps high-speed internet services in J-COM Tokyo
- **Dec 2003:** Launched terrestrial digital services in Kanto and Kansai area
- **Apr 2004:** Launched J-COM TV Digital
- **May 2004:** Established Jupiter VOD

Competitive Profile

Main Competitors

Video	High Speed Internet	Telephony
Sky PerfecTV	Yahoo BB	NTT East and West
Opticast	TEPCO Hikari	Japan Telecom
BBTV	Eo Home Fiber	KDDI Hikari Phone
Plala	B FLET's	NTT Commuications
On-line TV	BBIQ	eo Hikari Phone
eoT.V.	KDDI Hikari Plus Net	BB Phone
KDDI Hikari Plus TV		

Morgan Stanley

17

L Company J-COM Valuation Summary Project Alphabet 18 ***

L Company J-COM Valuation Matrix Project Alphabet 19 ***

L Company Japanese Cable Company Selected Trading Statistics January 14, 2005 Project Alphabet 20

Project Alphabet

L Company

Overview of Jupiter Programming (JPC)

Channel Investments

Channel	% Owned
Jupiter Entertainment	100.0%
Jupiter Golf Network	89.9%
Jupiter Shop Channel	70.0%
Reality TV	50.0%
Discovery Channel Japan	50.0%
Animal Planet Japan	33.3%
AXN Japan	35.0%
J SPORTS 1·2·3	29.0%
Kids Station	15.0%
Anime Theater X	12.3%
Nihon Eiga (Japanese Movie Channel)	10.0%
Jidaigeki (Samurai Drama Channel)	10.0%
Nikkei CNBC	9.8%

JPC Valuation Table

($MM)

2005 EBITDA Multiple:	12.0x	13.0x	14.0x
2005E EBITDA[1]	***	***	***
Aggregate Value	***	***	***
Less: 2004E Net Debt[1]	3	3	3
Less: Minority Interest[2]	(405)	(438)	(472)
Implied Equity Value	***	***	***
Impied Value to L (50%)	***	***	***

Notes
1. Based on JPC management projections
2. Assumes 28% minority interest

Summary

- JPC is Japan's largest multichannel television programming and content provider with interests in 16 platform neutral television channels (as of Jan. 2005)
- JPC invests in and operates programming assets and provides a variety of services to channels it manages and owns
- JPC offers economies of scale to its channels through a comprehensive infrastructure of services
  - Advertising Sales: Advertising and sponsorship from companies such as Coca-Cola (Japan), Toyota and All Nippon Airway Co.
  - Marketing & PR: JPC's centralized marketing team supports an individual channel's marketers in public relations and trade marketing, and represents the channels' interests in marketing negotiations with SKY PerfecTV, the main multichannel DTH platform in Japan
  - Channel Operations: Through its subsidiary, Jupiter Broadcasting Systems (JBS), JPC provides origination, transmission and uplink services to JPC channels as well as to several third parties
  - Production: Responsible for overseeing the production of promos, language versioning and original programming for the JPC's channels
  - Other services: Affiliate Sales, Production, Finance & Accounting, Management Support and Regulatory and Government Relations

Company Facts

- Established: March 22, 1996
- Headquarters: Tokyo, Japan
- Net Profit (FY 2003): ¥2.6Bn (approximately $24MM)
- Investments:
  - Jupiter Broadcasting Services (100%) - Origination, transmission & uplink services
  - Jupiter Satellite Broadcasting (100%) - Broadcasting license holder for CS-124° and CS-128° E
  - OnLine TV (55%) - License holding company for video-over-ADSL platform
  - Jupiter VOD (48%)
  - InteracTV (42.5%) - Broadcasting license holder for CS-110

Key Financial Statistics

($MM)[1]

	2003A	2004E[2]	2005E[2]
Total Revenue	$466	$578	***
% Growth		*23.9%*	***
EBITDA	$62	$83	***
% Margin	*13.2%*	*14.3%*	***
% Growth		*33.8%*	***
Net Income (Loss)	$26	$27	***
% Growth		*3.0%*	***

Notes
1. Assumes 01/14/05 exchange rate of 102.6 ¥/$
2. Forecasts per December 2004 management projections

Morgan Stanley

21

Project Alphabet Section 4 Transaction Analysis

Transaction Analysis Illustrative Exchange Ratio Sensitivity Analysis Project Alphabet 22

Transaction Analysis Implied Exchange Ratio Analysis 10% HoldCo Discount Project Alphabet Notes Based on 794MM U FDSO, 53.4% L stake and 178MM L FDSO. Applied 10% HoldCo discount to U value Based on J-COM value of $*** (9.0x 2005E EBITDA of $***, net debt of $2,244MM, 20% minority interest, 45.4% L interest), JPC value of $*** (12.0x 2005E EBITDA of $***, net debt of ($3.0MM), 28% minority interest, 50% L interest), Other Assets of $***, and cash with pro forma adjustments of $1,774MM Based on J-COM value of $*** (10.0x 2005E EBITDA of $***, net debt of $2,244MM, 20% minority interest, 45.4% L interest), JPC value of $***MM (14.0x 2005E EBITDA of $***, net debt of ($3.0MM), 28% minority interest, 50% L interest), Other Assets of $*** and cash with pro forma adjustments of $1,774MM 23 : Implied U share price based on offered exchange ratio and L's share price as of 1/14/05

Transaction Analysis Implied Exchange Ratio Analysis HoldCo Discount Sensitivity Analysis Project Alphabet 24 Assumes the following L owns 53.4% of U 9.0x - 10.0x '05 EBITDA J- COM valuation ($*** - $***) 12.0x - 14.0x '05E EBITDA JPC valuation ($*** - $***) L Cash and Equivalents of $1.8Bn Other assets ($*** - $***) : Implied U share price based on offered exchange ratio and L's share price as of 1/14/05

Project Alphabet Transaction Analysis Analysis of Exchange Ratio Multiple Based Analysis 25 ***

Project Alphabet Transaction Analysis Analysis of Exchange Ratio J-COM Values Implied by Exchange Ratio 26 ***

Project Alphabet Transaction Analysis Analysis of Exchange Ratio DCF Based Analysis 27 ***

Implied U share price based on exchange ratio offer (.2155x) and current L share price (1/14/05) Transaction Analysis Combination Benefit Analysis(1) Project Alphabet Notes For illustrative purposes only. Analysis does not represent what NewCo share price may actually trade at any time Based on current U share price of $9.64 as of 1/14/05 Based on U share price of $8.67 as of 12/14/04 Analysis assumes .2155x exchange ratio, implying 80MM new L shares issued resulting in 258MM pro forma L shares outstanding 28

Transaction Analysis "Has" / "Gets" Analysis Project Alphabet 29 Notes 2004 estimates per U forecast. Unconsolidated assets based on market values and book values per 9/30/04 10Q. Based on 794MM U FDSO 2004 estimates per L forecast. Incorporates L's proportional interest in EBITDA and Net Debt of J-COM, JPC and Puerto Rico asset. Unconsolidated assets based on illustrative analysis. Based on 178MM L FDSO Based on current exchange ratio of 0.2155x, 370MM minority U shares A combination of U with L would result in U shareholders having lower net debt in NewCo per existing U share

Transaction Analysis Cross Ownership Analysis U and L Project Alphabet 30 Source FactSet Research Systems 148 of the 239 (62%) institutional holders of U hold L Holdings of the 148 institutions represent approximately 70% (top 25 account for 56%) of U's public float and approximately 46% (top 25 account for 39%) of L's total market value Note As of December 2004

Project Alphabet Section 5 Precedent Transaction Analysis

Precedent Transaction Analysis Premiums Paid in Precedent Squeeze-Outs Project Alphabet Morgan Stanley reviewed minority "squeeze-out" transactions with the following criteria: Cash and/or stock transactions greater than $1Bn Stock-only transactions greater than $500MM 31 Historically, precedent minority squeeze-outs have on average occurred at lower premiums to the unaffected share price than M&A transactions in general Median premium for minority squeeze-outs in our identified criteria is approximately 24% for deals greater than $1Bn in size and 19% for stock-only deals greater than $500MM in size Factors affecting size of premium paid: Deal size Size of initial ownership (vote / economic) Cash vs. stock consideration Relative size of Parent vs. Target Recent share price history / movement pre-negotiation

U.S. Minority Squeeze-Outs over $1Bn since 1995 Initial and Final Premiums (%) Precedent Transaction Analysis Source: Company press releases, public filings and FactSet 32 Special Committee Considerations Precedent Minority Squeeze-Out Transaction Analysis U.S. Completed Transactions over $1Bn since 1995 Project Alphabet Size ($Bn) 1.4 1.6 3.6 8.4 2.3 1.3 2.5 1.4 4.8 1.2 11.2 1.6 1.9 13.6 Initial Premium Incremental Premium Median Premium 23.5% Cash-only Transaction Cash/Stock Mix Transaction Stock-only Transaction

Precedent Transaction Analysis 33 Special Committee Considerations Precedent Minority Squeeze-Out Transactions Deals of $1Bn or more, 1995 - YTD Project Alphabet Notes 1. Market Cap at date of transaction announcement 2. Excludes assumed liabilities 3. Consideration structure includes $32.10 cash and .271 AXA ADRs 4. Each outstanding share of Life Technologies common stock converts into $60.00 in cash or Invitrogen stock or both Source: Company press releases, public filings and FactSet

U.S. All-Stock Minority Squeeze-Outs over $500MM since 1995 Initial and Final Premiums (%) Precedent Transaction Analysis Source: Company press releases, public filings and FactSet 34 Special Committee Considerations Precedent Minority Squeeze-Out Transaction Analysis U.S. All-Stock Completed Transactions over $500MM since 1995 Project Alphabet Size ($Bn) 1.4 3.6 .7 .8 1.2 1.6 1.9 13.6 .8 Initial Premium Incremental Premium Median Premium 19.4%

Precedent Transaction Analysis 35 Precedent Minority Squeeze-Out Transactions All-Stock Deals of $500MM or more, 1995 - YTD Project Alphabet Notes Market Cap at date of transaction announcement Excludes assumed liabilities 3. Initial and secondary exchange rate offers for the Expedia and Hotels.com transactions reflect an approximate 5 month break in negotiations Source: Company press releases, public filings and FactSet (3) (3)

Project Alphabet Appendix A U Supplemental Materials

Project Alphabet

U Supplemental Materials

Overview of U

Subscriber Statistics As of 9/30/04	
Franchise Homes	20,313,500
Homes Passed	15,510,100
Two-Way Homes Passed	10,041,500
Analog Cable Subscribers	8,176,600
Digital Cable Subscribers	685,800
Digital DTH Subscribers	213,800
Total Video Subscribers	9,076,200
Voice Subscribers	761,000
Internet/Data Subscribers	1,299,800
Total RGU's	11,137,000

- **U's principal unconsolidated assets include:**
  - **SBS Broadcasting**
  - **Austar United**
  - **TKP (25% interest in a Canal+ Polish subsidiary)**
  - **Iberian Programming Services (Multicanal)**

Summary

- U is the largest international broadband communications provider of video, voice, and internet services spanning 14 countries
- As of 9/30/04, U's networks reached approximately 15.5MM homes and over 11.1MM subscribers
  - Subscribers include 9.1MM video, 1.3MM high-speed internet, and 0.8MM voice
- U Europe, Inc. is the Company's largest consolidated operation, providing services across 11 European countries (10MM subscribers)
  - Business divisions are UPC Broadband and chellomedia
- The Company's primary Latin American operation, VTR GlobalCom S.A., is the largest MSO in Chile
- Other businesses include:
  - Operations in Brazil and Peru,
  - An approximate 19% interest in SBS Broadcasting S.A., a publicly traded European commercial television and radio broadcasting company, and
  - An approximate 34% interest in Austar United Communications Ltd., a publicly traded pay-TV provider in Australia
- Recent 3Q04 performance:
  - Revenue growth of 39% to $658 million
  - Operating Cash Flow growth of 41% to $242 million
  - Net RGU additions (excluding Noos) of 103,900

Executive Officers

- Gene W. Schneider, *Chairman of U*
- Michael T. Fries, *Chief Executive Officer*
- Frederick G. Westerman III, *Co-Chief Financial Officer*
- Charles Bracken, *Co-Chief Financial Officer*

Source U website

Recent Events

- 12/22/04 – Acquires Telemach, largest Slovenian broadband communications provider, from EMP Europe for €74M
- 12/20/04 – Announces acquisition of L's indirect interests in Telenet Group Holding N.V. and Chorus Communications
- 11/16/04 – Announces acquisition of part of the Canal+ premium sports/movie programming business in Netherlands
- 7/7/04 – Completes acquisition of Noos
- 3/31/04 – Announces €500MM convertible senior note offering
- 1/12/04 – Announces $1Bn rights offering
- 1/5/04 – Announces that L has completed the acquisition of the outstanding shares of Class B stock of U from the Company's founding shareholders
- 12/17/03 – U shareholders approve issuance of shares in exchange offer for U Europe shares

Board of Directors

- Gene W. Schneider, Chairman of the Board, U
- Robert R. Bennett, President and CEO, Liberty Media
- John P. Cole, Jr., Founder, Cole, Raywid, and Braverman
- John W. Dick, Chairman, Hooper Industries Group
- Bernard Dvorak, SVP / Controller, L
- Michael T. Fries, President and CEO, U
- Paul A. Gould, Managing Director, Allen & Company
- Gary S. Howard, Director, Liberty Media and Intelsat
- David B. Koff, SVP, Liberty Media
- John C. Malone, Chairman of the Board, L

Morgan Stanley

36

U Supplemental Materials U Shareholder Analysis Project Alphabet Note Based on 1 vote per Series A share, 10 votes for Series B and Series C shares L has 53.4% economic ownership and 90.9% voting power of U 37 Source Thomson Ownership, U Company Data - Denotes holder of L shares

U Supplemental Materials U Summary Statistics Project Alphabet 38

U Supplemental Materials U Research Analyst Commentary Project Alphabet 39 Note Discount rate of 10% applied to PV calculation. Amount of discount proportionate to date of report

U Supplemental Materials U Comparative Research Estimates Project Alphabet 40 Note U's budget 2005 estimates adjusted for spot exchange rate (1.31 $ / €) - currently U utilizes 1.23 in their current budget

U Supplemental Materials U.S. & European Cable Company Selected Trading Statistics January 12, 2005 Project Alphabet 41 Notes 1. Aggregate Value is defined as Equity Value + Net Debt + Minority Interests - Unconsolidated Assets Cable Aggregate Value is defined as Aggregate Value - Non Cable Assets Cable Equity Value is defined as Equity Value - Non-Core Assets LFCF is defined as ULFCF - Net Interest Expense and reflects LFCF of the whole business, rather than cable-only

U Supplemental Materials U Discounted Cash Flow Analysis Summary Adjusted Case Project Alphabet 42 Notes 2004E - 2005E per U budget (2005E readjusted for spot exchange rate of 1.31$/€). Unlevered FCF = EBIT- Capital Expenditures + D&A - Investment in Working Capital Key DCF Assumptions U consolidated projections based on Company 2005 budget Terminal value calculated as a multiple of 2010E EBITDA Net debt and minority interest of $3.2Bn No taxes paid Unconsolidated assets of approximately $1.0Bn

U Supplemental Materials Cost of Capital Analysis Worksheet Project Alphabet 43 Notes Based on market prices as of 1/14/05. Includes dilution from options As per company filings Risk-free rate assumed to be U.S. 10-year treasury of 4.2% Cost of Equity = Beta * Risk Premium + Risk-Free Rate

U Supplemental Materials U Discounted Cash Flow Analysis Summary Derived from Management Guidance Project Alphabet Note Unlevered FCF = EBITDA - Capex + Working Capital Key DCF Assumptions U consolidated based on a country by country build- up based on 2005 management budget and 5 year CAGR guidance from management Terminal value calculated as a multiple of 2010E EBITDA Net Debt of $3.2Bn No taxes are paid Unconsolidated assets of approximately $1Bn 44

Project Alphabet

U Supplemental Materials

Austar United Communications

Exchange: ASX

Company Description

- Austar is Australia's second largest subscription television operator, providing principally satellite delivered pay television services to regional and rural Australia
- Provides communications services to its customers, bundling mobile telephony and Internet services with its television product
- Also holds a 50% ownership interest in XYZ Networks Pty Limited ("XYZ"), the exclusive owner and/or distributor of six key programming channels in Australia
- Due to the low housing densities that characterize Austar's service area, Austar primarily employs digital DTH satellite and wireless cable technologies to deliver its service

Key Statistics

- U owns approximately 446MM shares (34% interest) in Austar
- Equity market capitalization of $807MM
- 3Q04 Financial Highlights:
  - Revenue of $101.1MM, up 25.3% year-over-year
  - EBITDA of $28.2MM, up 198% year-over-year
  - Net profit of $2.5MM, up $10.4MM year-over-year net gain
  - 16,888 new Subscribers for the quarter, bringing total number of Subscribers to 476,707
  - Churn of 1.10%

LTM Trading Statistics (MM, except per share)

Current (01/14/05)	$0.68
LTM % Change	*54%*
52 Week High	$0.74
52 Week Low	$0.43
1 Month Avg.	$0.71
3 Month Avg.	$0.69
6 Month Avg.	$0.65
Avg. Daily Trading Volume	0.74
Avg. Daily Trading Value	$0.44

LTM Share Price Performance

$US

Volume (000s)


$0.80
$0.70
$0.60
$0.50
$0.40
$0.30
$0.20
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
19-Jan-04
30-Mar-04
10-Jun-04
20-Aug-04
29-Oct-04
12-Jan-05
Volume
Price

Source FactSet

Morgan Stanley

45

U Supplemental Materials SBS Broadcasting Exchange: Nasdaq, Ticker: SBTV Project Alphabet 46 Source FactSet LTM Share Price Performance $US Volume (000s) Company Description SBS Broadcasting is a European television and radio broadcasting company with complimentary print operations Second largest European broadcasting footprint 100 million population in 9 markets served Television: Started operations in 1990 in Scandinavia Owns interests in 10 top tier TV stations in 7 countries Radio: Established in 1994 Owns consolidated interests in 53 stations in 5 countries Print: Acquired Veronica magazine, the largest TV/Radio guide published in The Netherlands Key Statistics U owns approximately 6MM shares (19% interest) in SBS Equity market capitalization of $1.1Bn 2003 Revenue breakdown: Total Revenue: $733MM Television broadcast operations: 88.0% Radio broadcast operations: 8.0% Print operations: 4.0% 3Q04 Financial Highlights: Revenue of €139.2MM, up 20.8% year-over-year EBITDA of €14.2MM, up 19.3% year-over-year

U Supplemental Materials Overview of U Unconsolidated Assets Project Alphabet 47 Source Company Websites, U 2003 10-K

U Supplemental Materials Historical and Projected Performance U Consolidated per U Budget Project Alphabet 48 Source Management

Project Alphabet Appendix B L Supplemental Materials

L Supplemental Materials L Research Analyst Commentary Project Alphabet 49 Note Discount rate of 10% applied to PV calculation. Amount of discount proportionate to date of report

L Supplemental Materials L Shareholder Analysis Project Alphabet Note Based on 1 vote per Series A share, 10 votes for Series B share 50 Source Thomson Ownership, L Prospectus July 2004 - Denotes holder of U shares Fully-diluted shares outstanding at L of 178MM JM has 34% of fully-diluted voting rights per L prospectus